      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1997
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                         CREDIT ACCEPTANCE CORPORATION
             (Exact name of Registrant as specified in its charter)

           MICHIGAN                           38-1999511
 (State or other jurisdiction              (I.R.S. Employer
incorporation or organization)            Identification No.)

                    25505 WEST TWELVE MILE ROAD, SUITE 3000
                           SOUTHFIELD, MICHIGAN 48034
                                 (248) 353-2700
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                                BRETT A. ROBERTS
                         CREDIT ACCEPTANCE CORPORATION
                    25505 WEST TWELVE MILE ROAD, SUITE 3000
                           SOUTHFIELD, MICHIGAN 48034
                                 (248) 353-2700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                    COPY TO:

          MARK A. METZ, ESQ.                      SCOTT N. GIERKE, ESQ.
         Dykema Gossett PLLC                     McDermott, Will & Emery
        400 Renaissance Center                      227 Monroe Street
          Detroit, MI 48243                       Chicago, IL 60606-5096
            (313) 568-5434                            (312) 984-7521

                         ------------------------------

    Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement is declared effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or investment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                   PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF                    AGGREGATE OFFERING                          AMOUNT OF
     SECURITIES TO BE REGISTERED                       PRICE(1)                            REGISTRATION FEE
Debt Securities.......................               $300,000,000                              $90,910

(1) Estimated solely for purposes of computing the registration fee, not including accrued interest, if any. Any offering of Debt Securities denominated in any foreign currency or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from the Registrant.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 2, 1997

PROSPECTUS

                                  $300,000,000

                         CREDIT ACCEPTANCE CORPORATION
                                DEBT SECURITIES

    Credit Acceptance Corporation ("CAC" or the "Company") may from time to time offer up to $300,000,000 aggregate principal amount of debt securities (the "Debt Securities") in offerings made by means of this Prospectus. The Company may issue Debt Securities in separate series and may, prior to the time they are issued, establish additional terms to govern Debt Securities in each series. A Prospectus Supplement will be prepared with respect to each series of Debt Securities which will disclose terms governing the Debt Securities in that series, including the title, aggregate principal amount, currency or currencies in which the principal (and premium, if any) and any interest are payable, denominations, maturity, rate (which may be fixed or variable) and time of payment of any interest, any additional covenants, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any listing on a securities exchange, whether such securities will be represented by one or more global securities and any initial public offering price and other terms in connection with the offering and sale of that series of the Debt Securities.

    The Company may sell Debt Securities to or through underwriters or dealers, and/or through agents designated from time to time and may also sell Debt Securities directly to other purchasers. Such underwriters may include William Blair & Company, L.L.C., First Chicago Capital Markets, Inc. and NationsBanc Capital Markets, Inc. or may be a group of underwriters represented by firms including one or more of such firms. Such firms may also act as agents. See "Plan of Distribution". If any agents of the Company or any underwriters are involved in the sale of any issue of the Debt Securities, the names of such agents or underwriters and any applicable commissions or discounts payable to them will be set forth in the Prospectus Supplement relating to that issue of Debt Securities.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

              The date of this Prospectus is ______________, 1997

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. In addition, copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding the Company.

    This Prospectus is a part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information included in such Registration Statement. The Registration Statement may be inspected by anyone at the office of the Commission without charge, and copies of all or any part of it may be obtained upon payment of the Commission's charge for copying. For further information about the Company and its securities, reference is hereby made to such Registration Statement, and to the exhibits and financial schedules filed as part thereof or otherwise incorporated herein. Each summary herein of additional information included in the Registration Statement or any exhibit thereto is qualified in its entirety by reference to such information or exhibit.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents have been filed by the Company (File No. 0-20202) with the Commission and are hereby incorporated by reference herein:

    (i)  Annual Report on Form 10-K for the year ended December 31, 1996; and

    (ii)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities covered by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Copies of documents incorporated by reference herein may be obtained without charge (other than for exhibits to such documents) upon written or oral request directed to the Company's principal executive office, located at 25505 West Twelve Mile Road, Suite 3000, Southfield, Michigan 48034 (telephone number:
(248) 353-2700), to the attention of the Chief Financial Officer.

                                  THE COMPANY

    Credit Acceptance Corporation is a specialized financial services company which provides funding, receivables management, collection, sales training and related products and services to automobile dealers located in the United States, the United Kingdom, Ireland and Canada. The Company assists dealers who have executed a servicing agreement with the Company ("Dealers") with the sale of used vehicles by providing an indirect source of financing for buyers with limited access to traditional sources of consumer credit (the "Non-prime Consumers"). The Company also provides Dealers with enhancements to the Company's program which provide the Non-prime Consumer with the opportunity to purchase point-of-sale dual interest collateral protection insurance, credit life and disability insurance and vehicle service contracts. To a significantly lesser extent, the Company assists Dealers in financing their inventories and businesses by providing floor plan financing and secured working capital loans.

    The Company was incorporated in Michigan during 1972. Its executive offices are located at 25505 West Twelve Mile Road, Suite 3000, Southfield, Michigan 48034, telephone: (248) 353-2700.

                                USE OF PROCEEDS

    Except as may be otherwise set forth in a Prospectus Supplement for any series of Debt Securities, the net proceeds to be received by the Company from the sale of Debt Securities will be added to the general funds of the Company and may be used for various corporate purposes, including to repay a portion of the Company's outstanding debt, to increase the Company's acceptance of retail installment sales contracts, to finance possible acquisitions of other businesses, to further penetrate existing markets and to enter new markets, and for other corporate purposes. Pending such use, net proceeds may be temporarily invested in short-term securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated. The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, "earnings" consist of earnings before income taxes and "fixed charges", and "fixed charges" consist of interest on indebtedness, amortization of deferred debt costs and the portion of rental expenses which is deemed to be representative of the interest component.

                                                           THREE MONTHS
               YEAR ENDED DECEMBER 31,                   ENDED MARCH 31,
-----------------------------------------------------  --------------------
  1992       1993       1994       1995       1996       1996       1997
---------  ---------  ---------  ---------  ---------  ---------  ---------
65.22         320.63      12.67       6.12       5.64       7.45       4.20

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities will be issued under an Indenture (the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee"). A copy of the form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following brief summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, and is further qualified by any description contained in the applicable Prospectus Supplement. Certain terms capitalized and not otherwise defined herein are defined in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference. The Debt Securities may be issued from time to time in one or more series. The terms of each series of Debt Securities will be established by or pursuant to a resolution of the Board of Directors of the Company and set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. The particular terms of the Debt Securities offered pursuant to any Prospectus Supplement will be described in such Prospectus Supplement.

GENERAL

    The Indenture will not limit the aggregate principal amount of Debt Securities which may be issued thereunder nor the amount of other debt which may be issued by the Company. The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

    Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities of any series will be issued only in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. (Section 302) Debt Securities may be issuable in the form of one or more Global Securities, as described below under "--Global Securities." The Debt Securities (other than those issued in the form of a Global Security) are exchangeable or transferable without charge therefor, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith and require the holders to furnish appropriate endorsements and transfer documents. (Section 305)

    Debt Securities may be issued as Original Issue Discount Debt Securities to be sold at a substantial discount below their principal amount. Special federal income tax and other considerations applicable thereto and special federal tax and other considerations applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars will be described in the Prospectus Supplement relating thereto.

    Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the principal corporate trust office of the Trustee. In addition, unless otherwise provided in the applicable Prospectus Supplement and, except in the case of Global Securities, payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the Security Register. (Sections 301, 305, 1001 and 1002).

    The applicable Prospectus Supplement will describe the terms of the Debt Securities offered thereby (the "Offered Debt Securities"), including the following: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the Person to whom any interest on the Offered Debt Securities will be payable, if other than the Person in whose name it is registered on the Regular Record Date for such interest; (4) the date or dates on which the Offered Debt Securities will mature and any rights of extension; (5) the rate or rates at which the Offered Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, the date from which any such interest will accrue and the dates on which any such interest on the Offered Debt Securities will be payable and the Regular Record Dates therefor; (6) the place or places where the principal of and any premium and interest on the Offered Debt Securities will be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities may be redeemed, if applicable, at the option of the Company; (8) the obligation, if any, of the Company to redeem or purchase Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Offered Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (9) the denominations in which any Offered Debt Securities will be issuable, if other than denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000; (10) the currency, currencies or currency units for the payment of principal of and any premium and interest payable on the Offered Debt Securities, if other than United States dollars, and the manner of determining the equivalent; (11) any other event or events of default applicable with respect to the Offered Debt Securities in addition to or in lieu of those described below under "--Events of Default"; (12) if other than the principal amount thereof, the portion of the principal payable upon acceleration of such Offered Debt Securities following an Event of Default; (13) whether such Offered Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary for such Global Security or Securities and the circumstances under which any such Global Security may be exchanged for Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee; (14) whether and under what terms and conditions the Company may defease the Offered Debt Securities; and (15) any other terms of the Offered Debt Securities not inconsistent with the provisions of the Indenture. (Section 301)

GLOBAL SECURITIES

    Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities of any series will be issued in the form of one or more fully registered Global Securities (the "Global Securities"), which will be deposited with, or on behalf of The Depository Trust Company (the "Depositary") and registered in the name of the Depositary's nominee. Except as provided below, owners of beneficial interests in the Global Securities will not be entitled to have the Global Securities registered in their names and will not receive or be entitled to receive physical delivery of the Global Securities in definitive form. Unless and until definitive Debt Securities are issued to owners of beneficial interests in the Global Securities, such owners of beneficial interests will not be recognized as Holders of the Debt Securities by the Trustee. Hence, until such time, owners of beneficial interests in the Global Securities will only be able to exercise the rights of Holders indirectly through the Depositary and its participating organizations. Except as set forth below, the certificates may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor or the Depositary or a nominee of such successor.

    The Depositary has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants.

    The Depositary advises that pursuant to procedures established by it (i) upon the issuance of the Debt Securities of any series by the Company, the Depositary will credit the accounts of participants designated by the underwriters with the amount of the Global Securities purchased by the underwriters, and (ii) ownership of beneficial interests in the certificates representing the Global Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to participants' interests) and the participants and the indirect participants (with respect to beneficial owners' interests). The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in such certificates is limited to such extent.

    Neither the Company, the Trustee, any Paying Agent, nor the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates representing the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Principal and interest payments on the Global Securities registered in the name of the Depositary's nominee will be made by the Trustee to the Depositary's nominee as the registered owner of the certificates relating to the Global Securities. The Indenture provides that the Company and the Trustee will treat the persons in whose names the Global Securities are registered (the Depositary or its nominee) as the owners of the Global Securities for the purpose of receiving payment of principal and interest on the Global Securities and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor any Paying Agent has any direct responsibility or liability for the payment of principal or interest on the Global Securities to owners of beneficial interests in the certificates relating to the Global Securities. The Depositary has advised the Company and the Trustee that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the certificates relating to the Global Securities, as shown on the records of the Depositary. Payments by participants and indirect participants to owners of beneficial interests in the certificates relating to the Global Securities will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants or indirect participants.

    If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company, the Company will issue Debt Securities in definitive form in exchange for the total amount of the certificates representing the Global Securities. In addition, the Company may at any time determine not to have Debt Securities represented by Global Securities, and, in such event, the Company will issue Debt Securities in definitive form in exchange for the total amount of the certificates representing the Global Securities. In addition, if any event shall have happened and be continuing that constitutes an Event of Default with respect to the Debt Securities, the owners of beneficial interests in certificates for the Global Securities will be entitled to receive Debt Securities in certificated form in exchange for the Global Securities representing the Debt Securities. In any such instance, an owner of a beneficial interest in such certificates will be entitled to physical delivery in definitive form of Debt Securities equal in amount to such beneficial interest and to have such Debt Securities registered in its name.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

    The Company will maintain in each place of payment for any series of Debt Securities an office or agency where Debt Securities of that series may be presented or surrendered for payment, where Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities of that series and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Debt Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

    All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Securities which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company and the Holder of such Debt Security thereafter may look only to the Company for payment thereof. (Section
1003)

RESTRICTIVE COVENANTS

  LIMITATION ON SECURED INDEBTEDNESS

    The Company will not create, assume, incur or guarantee, and will not permit any Subsidiary to create, assume, incur or guarantee, any Secured Indebtedness without making provision whereby all the Debt Securities shall be secured equally and ratably with (or prior to) such Secured Indebtedness (together with, if the Company shall so determine, any other Debt of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the Debt Securities) so long as such Secured Indebtedness shall be outstanding unless such Secured Indebtedness, when added to (i) the aggregate amount of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the Debt Securities are secured equally and ratably with (or prior to) such Secured Indebtedness and further not including in this computation any Secured Indebtedness which is concurrently being retired) and
(ii) the aggregate amount of all Attributable Debt then outstanding pursuant to Sale and Lease-Back Transactions entered into by the Company after May 15, 1997 or entered into by a Subsidiary after May 15, 1997 or, if later, the date on which it became a Subsidiary (not including in this computation any Attributable Debt which is concurrently being retired), would not exceed 3% of Consolidated Net Tangible Assets. In addition, the Company may create, assume, incur or guaranty Secured Indebtedness in connection with Securitizations. (Section 1008)

    LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS. The Company will not, and will not permit any Subsidiary to, enter into any Sale and Lease-Back Transaction unless (i) the sum of (a) the Attributable Debt to be outstanding pursuant to such Sale and Lease-Back Transaction, (b) all Attributable Debt then outstanding pursuant to all other Sale and Lease-Back Transactions entered into by the Company after May 15, 1997, or entered into by a Subsidiary after May 15, 1997 or, if later, the date on which it became a Subsidiary, and (c) the aggregate of all Secured Indebtedness then outstanding (other than Secured Indebtedness with which the Debt Securities are secured equally and ratably and Secured Indebtedness issued in connection with one or more Securitizations) would not exceed 3% of the Company's Consolidated Net Tangible Assets or (ii) an amount equal to the greater of (a) the net proceeds to the Company or the Subsidiary of the sale of the Principal Property sold and leased back pursuant to such Sale and Lease-Back Transaction and (b) the amount of Attributable Debt to be outstanding pursuant to such Sale and Lease-Back Transaction is applied to the retirement of Funded Debt of the Company or any Subsidiary (other than Funded Debt which is subordinate to the Debt Securities or which is owing to the Company or any Subsidiary) within 180 days after the consummation of such Sale and Lease-Back Transaction. (Section 1009)

  CERTAIN DEFINITIONS

    The term "Attributable Debt" when used in connection with a Sale and Lease-Back Transaction involving a Principal Property shall mean, at the time of determination, the lesser of: (a) the fair value of such property (as determined in good faith by the Board of Directors of the Company); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum (in the case of Original Issue Discount Securities, the imputed interest rate) borne by the Securities of each series outstanding pursuant to the Indenture compounded semi-annually. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, unless such costs are included in base rent in the applicable lease. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and the net amount determined assuming no such termination.

    The term "Consolidated Net Tangible Assets" shall mean, as of any particular time, total assets of the Company and its subsidiaries (excluding applicable reserves and other properly deductible items) less goodwill, patents and trademarks, to the extent included in total assets; all as set forth on the most recent consolidated balance sheet of the Company and its Subsidiaries and computed in accordance with generally accepted accounting principles.

    The term "Debt" shall mean (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) the present value of all payments due under any arrangement for retention of title or any conditional sale agreement (other than a capital lease, trade accounts payable or accrued liabilities arising in the ordinary course of business) discounted at the implicit rate, if known, with respect thereto or, if unknown, at 9% per annum, (v) every obligation to pay rent or other payment amounts of such Person with respect to any Sale and Lease-Back Transaction to which such Person is a party and (vi) every obligation of the type referred to in Clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, or otherwise; provided, that dealer holdbacks shall not be considered Debt of the Company or its Subsidiaries.

    The term "Funded Debt" means any Debt maturing more than one year from the date of issuance thereof, including any indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the original issuance thereof.

    The term "Principal Property" shall mean the land, land improvements, buildings and fixtures (to the extent they constitute real property interests, including any leasehold interest therein) constituting any office facility, operating facility or service facility (whether now owned or hereafter acquired) which: (a) is owned by or leased to the Company or any Subsidiary; (b) is located within the United States (or the District of Columbia); (c) has not been determined in good faith by the Board of Directors of the Company not to be materially important to the total business conducted by the Company and its Subsidiaries taken as a whole; and (d) has a market value on the date as of which the determination is being made in excess of 0.5% of Consolidated Net Tangible Assets of the Company as most recently determined on or prior to such date.

    The term "Sale and Lease-Back Transaction" shall mean any arrangement with any person providing for the leasing by the Company or any Subsidiary of any Principal Property which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person.

    The term "Secured Indebtedness" means (i) Debt of the Company or a Subsidiary which is secured by any Lien upon any of its assets and (ii) Debt of the Company or a Subsidiary in respect of any conditional sale or other title retention agreement covering any of its assets; but "Secured Indebtedness" shall not include any of the following:

        (a) Debt of the Company and the Subsidiaries outstanding on May 15, 1997, secured by then existing Liens upon, or incurred in connection with conditional sales agreements or other title retention agreements with respect to, any of its assets:

        (b) Debt which is secured (1) purchase money Liens upon any assets acquired after May 15, 1997 or (2) Liens placed on any assets subsequent to May 15, 1997, during construction or improvement thereof (including any improvements on any asset) or placed thereon within 180 days after the later of acquisition, completion of construction or improvements or the commencement of commercial operation of such asset or improvement, or (3) conditional sale agreements or other title retention agreements with respect as to any assets acquired after May 15, 1997, if (in each case referred to in this subparagraph (b)) (x) such Lien or agreement secures all or any part of the Debt incurred for the purpose of financing all or any part of the purchase price and (y) such Lien or agreement does not extend to assets other than the assets so acquired; provided, however, that the amount by which the aggregate principal amount of Debt secured by any such Lien or agreement exceeds the cost of the Company or such Subsidiary of the related assets shall be considered to be "Secured Indebtedness";

        (c) Debt which is secured by Liens on any assets, which Liens exist at the time of acquisition (by any manner whatsoever) of such assets by the Company or a Subsidiary;

        (d) Debt of Subsidiaries owing to the Company or any other Subsidiary and Debt of the Company owing to any Subsidiary, Debt of the Company to any person secured solely by the guaranty of one or more Subsidiaries and Debt of a Subsidiary secured solely by the guaranty of, or an unsecured letter of credit issued on behalf of, the Company or one or more Subsidiaries;

        (e) In the case of any corporation which becomes (by any manner whatsoever) a Subsidiary after May 15, 1997 Debt which is secured by Liens upon, or conditional sale agreements or other title retention agreements with respect to, its assets, which Liens exist at the time such corporation becomes a Subsidiary;

        (f) Guarantees by the Company of Secured Indebtedness and Attributable Debt of any Subsidiary and guarantees by a Subsidiary of Secured Indebtedness and Attributable Debt of the Company and any other Subsidiaries;

        (g) Attributable Debt arising from any Sale and Lease-Back Transactions;

        (h) Debt secured by Liens on assets of the Company or a Subsidiary in favor of the United States of America, any State, Territory or possession thereof, or the District of Columbia, or any department, agency or instrumentality or political subdivision of the United States of America or any State, Territory or possession thereof, or the District of Columbia, or in favor of any other country or any political subdivisions thereof, if such Debt was incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Lien; provided, however, that the amount by which the aggregate principal amount of Debt secured by any such Lien exceeds the cost of the Company or such subsidiary of the related acquisition or construction shall be considered "Secured Indebtedness";

        (i) The replacement, extension or renewal (or successive replacements, extension or renewals) of any Debt (in whole or in part) excluded from the definition of "Secured Indebtedness" by subparagraphs (a) through (h) above; provided, however, that no Lien securing, or conditional sale or title retention agreement with respect to, such Debt shall extend to or cover any assets, other than such assets which secured the Debt so replaced, extended or renewed (plus improvements on or to any such assets); provided further, however, that to the extent that such replacement extension or renewal increase the principal amount of Debt secured by such Lien or is in a principal amount in excess of the principal amount of Debt excluded from the definition of "Secured Indebtedness" by subparagraphs (a) through (h) above, the amount of such increase or excess shall be considered to be "Secured Indebtedness".

    In no event shall the foregoing provisions be interpreted to mean or their operation to cause the same Debt to be included more than once in the calculation of "Secured Indebtedness" as that term is used in the Indenture.

    The term "Securitization" shall mean the transfer or pledge of assets or interests in assets to a trust, partnership, corporation or other entity, which transfer or pledge is funded by such entity in whole or in part by the issuance of instruments or securities that are paid principally from the cash flow derived from such assets or interests in such assets.

    The term "Subsidiary" shall mean any corporation of which at least a majority of the outstanding voting stock having the power to elect a majority of the board of directors of such corporation is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

    Other than as described above and except as may be otherwise specified in the applicable Prospectus Supplement, the Indenture does not contain covenants specifically designed to protect Holders in the event of a highly leveraged transaction involving the Company.

EVENTS OF DEFAULT

    The following events are defined in the Indenture as "Events of Default" with respect to the Debt Securities of any series issued pursuant to such Indenture, unless otherwise provided with respect to such series: (1) failure to pay any interest on any Debt Security of that series when due and payable, continued for 30 days; (2) failure to pay principal of or any premium on any Debt Security of that series when due and payable; (3) failure to deposit any sinking fund payment, when and as due, in respect of any Debt Security of that series; (4) failure to perform any covenant or warranty of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 90 days after written notice as provided in the Indenture; (5) the occurrence of a default under any indenture or instrument under which the Company or any Subsidiary shall have outstanding at least $10,000,000 aggregate principal amount of Debt for money borrowed which default constitutes a failure to pay principal when due or results in such Debt becoming or being declared due and payable prior to its maturity, without such past due principal having been discharged or such acceleration having been rescinded or annulled, in each case within 30 days after written notice as provided in the Indenture; (6) certain events in bankruptcy, insolvency or reorganization involving the Company; and
(7) any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

    If an Event of Default (other than (6) above) with respect to any series of Debt Securities outstanding under the Indenture occurs and is continuing, then either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Debt Securities, such lesser portion of the principal amount of such Debt Securities as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately. If an Event of Default specified in (6) above with respect to Debt Securities of any series at the time outstanding occurs, the principal amount of all Debt Securities of that series will immediately become due and payable automatically. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

    The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 601, 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512)

    No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee and
(iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 508)

    The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to the best of their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. (Section 1004)

MODIFICATION AND WAIVER

    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security; (b) reduce the principal amount of, or premium or interest on, any Debt Security; (c) reduce the amount of principal of an Original Issue Discount Debt Security due and payable upon acceleration of the Maturity thereof; (d) change the place of payment where or coin or currency in which the principal of, or any premium or interest on, any Debt Security is payable; (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity or redemption date; (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture;
(g) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (h) modify such provisions with respect to modification and waiver. (Section 902)

    The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1010) The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that series, except a default (1) in the payment of principal of, or any premium or interest on, any Debt Security of such series, or (2) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

    The Indenture provides that, in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (1) the principal amount of an Original Issue Discount Debt Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date, (2) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable, the principal amount of such Debt Security which will be deemed to be outstanding will be the amount specified or determined by board resolution, (3) the principal amount of a Debt Security denominated in a foreign currency or currency unit that will be deemed to be Outstanding will be the United States dollar equivalent, determined as of the date of original issuance of such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Debt Security, the United States dollar equivalent, determined as of the date of original issuance of such Debt Security, of the amount determined as provided in (1) or (2) above), and (4) securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or such obligor will be disregarded and deemed not outstanding, except for certain limited purposes provided in the Indenture. (Section 101)

    Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any demand, request, authorization, direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by the Company (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104)

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Company or any Subsidiary may consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person (a "Successor Person") if (i) the Successor Person, if any, of the Company is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction and assumes the Company's obligations on the Debt Securities and under the Indenture; (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing under the Indenture; and (iii) the Company delivers to the Trustee an officers' certificate and an opinion of counsel stating that the transaction and any related supplemental indenture complies with conditions required under the Indenture. (Section 801)

DEFEASANCE PROVISIONS

    If and to the extent indicated in the applicable Prospectus Supplement, the Company may elect, at its option at any time, to have the provisions of Section 1302 of the Indenture, relating to defeasance and discharge of indebtedness, or
Section 1303 of the Indenture, relating to defeasance of certain restrictive covenants in the Indenture, applied to the Debt Securities of any series, or to any specified part of a series. (Section 1301)

    DEFEASANCE AND DISCHARGE. The Indenture provides that, upon the Company's exercise of its option to have Section 1302 of the Indenture apply to any Debt Securities, the Company will be discharged from any and all obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit with the Trustee, in trust for the benefit of the Holders of such Debt Securities, of money, U.S. Government Obligations (as defined below) or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal of (and premium, if any), interest on, and any mandatory sinking fund payments in respect of the Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such discharge may only occur if, among other things, the Company has delivered to the Trustee an opinion of counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304) The term "U.S. Government Obligations" is defined generally to include direct obligations of the United States of America, backed by its full faith and credit. (Section 101)

    DEFEASANCE OF CERTAIN COVENANTS. The Indenture provides that, upon the Company's exercise of its option to have Section 1303 of the Indenture apply to any Debt Securities, the Company may omit to comply with, and will have no liability in respect of, certain restrictive covenants, including those described under "Restrictive Covenants," that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities. To exercise such option, the Company must deposit with the Trustee, for the benefit of the Holders of such Debt Securities, money, U.S. Government Obligations or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal of (and premium, if any), interest on and any mandatory sinking fund payments in respect of the Debt Securities on the respective Stated Maturities of such payments in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required to deliver to the Trustee an opinion of counsel to the effect that the Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. (Sections 1303 and 1304)

REGARDING THE TRUSTEE

    The Bank of New York is the Trustee under the Indenture.

GOVERNING LAW

    The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof. (Section 112)

                              PLAN OF DISTRIBUTION

    The Company may sell all or part of the Debt Securities from time to time on terms determined at the time such Debt Securities are offered for sale. The Debt Securities may be sold (i) through underwriters or dealers; (ii) through agents;
(iii) directly to one or more purchasers; (iv) through a combination of any such methods of sale. Such underwriters or agents may include one or more of William Blair & Company, L.L.C., First Chicago Capital Markets, Inc. and NationsBanc Capital Markets, Inc. or a group of underwriters represented by firms including one or more of such firms. Such firms may also act as agents.

    The Prospectus Supplement or Supplements with respect to any particular issuance of Debt Securities will describe the terms of the offering of such Debt Securities, including the name or names of any underwriters or agents, the purchase price of Debt Securities, the proceeds to the Company, the initial public offering price, any discounts, commissions and other items constituting compensation from the Company, and any discounts, concessions or commissions to be allowed or reallowed or paid by any underwriters to dealers, if any.

    The Debt Securities may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices, or at negotiated prices. In the event that any particular issue of Debt Securities is sold pursuant to a firm commitment underwriting, the relevant Prospectus Supplement will set forth on the cover page the price at which the underwriters will purchase that issue of Debt Securities from the Company and will also state that, after those Debt Securities are released for sale to the public, the offering price and other selling terms of those Debt Securities may from time to time be varied by the underwriters or their representatives.

    In the event that any particular issue of Debt Securities is not listed on the Nasdaq Stock Market or a national securities exchange, certain broker-dealers may make a market in those Debt Securities but will not be obligated to do so and may discontinue any market in those Debt Securities at any time. The Prospectus Supplement with respect to those Debt Securities will state, if known, whether or not any broker-dealer intends to make a market in such Debt Securities. If no such determination has been made, the Prospectus Supplement will so state. No assurance can be given as to the liquidity of a secondary market for the Debt Securities.

    If so indicated in the relevant Prospectus Supplement, the Company may authorize dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Debt Securities involved shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The dealers and such other agents will not have any responsibility in respect of the validity or performance of such contracts. The Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

    Underwriters and agents who participate in the distribution of Debt Securities may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Such underwriters and agents may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

    Thomas A. FitzSimmons, one of the Company's four outside directors, was formerly a principal of William Blair & Company, L.L.C.

                                 LEGAL MATTERS

    Certain legal matters with respect to the offering made hereby will be passed upon for the Company by Dykema Gossett PLLC, Detroit, Michigan. Certain legal matters will be passed upon for the underwriters or agents by McDermott, Will & Emery, Chicago, Illinois.

                                    EXPERTS

    The consolidated balance sheets as of December 31, 1996 and 1995 and the consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996 included in the Company's Form 10-K for the year ended December 31, 1996 and incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following statement sets forth the estimated amounts of expenses, all of which will be borne by the Company in connection with the distribution of the Debt Securities offered hereby:

Securities and Exchange Commission Registration Fee.......................  $  90,910
Rating Agency Fees........................................................    140,000
Printing and Engraving Fees...............................................     35,000
Trustee Fees and Expenses.................................................      7,000
Accounting Fees and Expenses..............................................     75,000
Legal Fees and Expenses...................................................    225,000
Blue Sky Fees and Expenses................................................      2,000
Miscellaneous Expenses....................................................     25,090

Total Expenses............................................................  $ 600,000

    All amounts in the table above are estimated, other than the Commission
                               Registration Fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company is organized under the Michigan Business Corporation Act (the "MBCA") which, in general, empowers Michigan corporations to indemnify a person who is a party or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (other than actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or of another enterprise at such corporation's request, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, in the case of a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.

    The MBCA also empowers Michigan corporations to provide similar indemnity against amounts paid in settlement and expenses actually and reasonably incurred by such a person in actions or suits by or in the right of the corporation except in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that a court determines that, despite the adjudication of the liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity.

    The Company's bylaws generally require the Company to indemnify its directors and officers to the fullest extent permissible under Michigan law, require the advancement and reimbursement of expenses under certain circumstances and establish a procedure for determination of when indemnification is proper.

    The MBCA permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. The Company's Articles of Incorporation, which limit liability to the maximum extent permitted by law, provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty. However, the MBCA and the Articles of Incorporation do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to the Company or its shareholders;
(ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

(iii) declaration of a unlawful dividend, stock purchase or redemption; (iv) a transaction from which the director derives an improper personal benefit; and
(v) an act or omission occurring prior to the date when the provision becomes effective. As a result of the inclusion of such a provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

    Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses and liabilities incurred in connection with the defense of certain claims, actions, suits or proceedings which may be brought against them by reason of being or having been directors or officers. In addition, a certain registration rights agreement to which the Company is a party provides that the Company will indemnify, to the extent permitted by law, each holder of "registrable securities" (as defined in such agreement) against all losses, claims, damages, liabilities and expenses caused by misstatements or omissions in any registration statement, prospectus or preliminary prospectus, except insofar as such misstatements are caused by or contained in information furnished to the Company by such holders.

    Pursuant to agreements which the Company may enter into with underwriters or agents (forms of which are or will be filed as exhibits to this Registration Statement), officers and directors of the Company may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information appearing in the Registration Statement or any Prospectus or Prospectus Supplement which has been furnished to the Company by such underwriters or agents.

ITEM 16. EXHIBITS

    A list of exhibits included as part of this Registration Statement is set forth below.

EXHIBIT NO.  DESCRIPTION
-----------  ----------------------------------------------------------------------------------------------------
       1.1   Form of Underwriting Agreement
       1.2   Form of Distribution Agreement
       4.1   Form of Indenture
       4.2   Form of Debt Security (included in Exhibit 4.1)
       5.1   Opinion of Dykema Gossett PLLC
      12.1   Computation of Ratio of Earnings to Fixed Charges
      23.1   Consent of Arthur Andersen LLP
      23.2   Consent of Dykema Gossett PLLC (included in Exhibit 5.1)
      24.1   Powers of Attorney (included on Signature Page)
      25.1   Form T-1 Statement of Eligibility of Trustee

ITEM 17. UNDERTAKINGS

    1. Except to the extent that the information is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference into this registration statement, the undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 and (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    2. The undersigned registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (c) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

    3. The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    4. The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    5. The undersigned registrant hereby undertakes that (a) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (b) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan on the 2nd day of July, 1997.

                                CREDIT ACCEPTANCE CORPORATION

                                By:              /s/ DONALD A. FOSS
                                     -----------------------------------------
                                                  Donald A. Foss,
                                                    CHAIRMAN AND
                                              CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard E. Beckman, Brett A. Roberts and Douglas
W. Busk, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to sign any registration statement pursuant to Rule 462(b) under the Securities Act of 1933 for registering additional securities of Credit Acceptance Corporation comprising the same offering for which this Registration Statement is being filed and any and all amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 2nd day of July, 1997.

       SIGNATURE

/s/ DONALD A. FOSS
------------------------------
Donald A. Foss
CHAIRMAN, CHIEF EXECUTIVE
OFFICER AND DIRECTOR
(PRINCIPAL EXECUTIVE OFFICER)

/s/ RICHARD E. BECKMAN
------------------------------
Richard E. Beckman
PRESIDENT, CHIEF OPERATING
OFFICER AND DIRECTOR

/s/ BRETT A. ROBERTS
------------------------------
Brett A. Roberts
EXECUTIVE VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER
(PRINCIPAL FINANCIAL OFFICER)

/s/ JOHN P. CAVANAUGH
------------------------------
John P. Cavanaugh
CONTROLLER
(PRINCIPAL ACCOUNTING OFFICER)

/s/ HARRY E. CRAIG
------------------------------
Harry E. Craig
DIRECTOR

/s/ THOMAS A. FITZSIMMONS
------------------------------
Thomas A. FitzSimmons
DIRECTOR

/s/ DAVID T. HARRISON
------------------------------
David T. Harrison
DIRECTOR

/s/ SAM M. LAFATA
------------------------------
Sam M. LaFata
DIRECTOR

                                 EXHIBIT INDEX

 EXHIBIT NO.               DESCRIPTION OF EXHIBITS
----------------------------------------------------------------
         1.1  Form of Underwriting Agreement
         1.2  Form of Distribution Agreement
         4.1  Form of Indenture
         4.2  Form of Debt Security (included in Exhibit 4.1)
         5.1  Opinion of Dykema Gossett PLLC
        12.1  Computation of Ratio of Earnings to Fixed Charges
        23.1  Consent of Arthur Andersen LLP
        23.2  Consent of Dykema Gossett PLLC (included in
                Exhibit 5.1)
        24.1  Powers of Attorney (included on Signature Page)
        25.1  Form T-1 Statement of Eligibility of Trustee